Exhibit 10.36
        FORM OF AGREEMENT
GREEN BRICK PARTNERS, INC.
2014 OMNIBUS EQUITY INCENTIVE PLAN
STOCK BONUS AWARD AGREEMENT

This Stock Bonus Award Agreement (this “Agreement”), made as of the ___ day of [ ] by and between Green Brick Partners, Inc., a Delaware corporation (the “Company”), and [Name of Executive] (the “Participant”), evidences the grant by the Company of an Award of Common Stock to the Participant and the Participant's acceptance of the Award in accordance with the provisions of the Company's 2014 Omnibus Equity Incentive Plan (the “Plan”). Unless otherwise provided herein, all capitalized terms shall have the same meaning as set forth in the Plan. The Company and the Participant agree as follows:

WHEREAS, on [ ] the Compensation Committee approved an annual incentive bonus to the Participant for the year ended December 31, [ ] of [ ] (the “[ ] Annual Bonus”), payable 50% in cash and 50% in fully vested shares (calculated based on the Fair Market Value (as defined in the Plan as the closing price of a share of Common Stock on the date prior to the determination date) of a share of Common Stock on the date that the Compensation Committee approved the [ ] Annual Bonus with any fractional shares rounded down to the nearest whole share).

NOW, THEREFORE, the parties hereby agree as follows:

1.Basis for Award. This Stock Bonus Award (as defined below) is made under Section 10 of the Plan for services rendered to the Company by the Participant.

2.Stock Awarded. The Company hereby awards to the Participant [ ] shares of Common Stock, representing 50% of the [ ] Annual Bonus, subject to the terms and conditions set forth in the Plan and this Agreement (the “Stock Bonus Award”).

3.Vesting. The Stock Bonus Award is 100% vested and non-forfeitable.

4.Compliance with Laws and Regulations. The transfer of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such transfer.

5.Tax Withholding. The Company shall have the right, and is hereby authorized, to withhold the amount of any applicable withholding taxes in respect of the [ ] Annual Bonus, including in respect of the Stock Bonus Award granted hereunder. The Participant may satisfy such withholding (i) in cash or by check, (ii) by having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to the Award a number of shares with a fair market value equal to such withholding liability or (iii) by such other method as the Compensation Committee may permit in accordance with applicable law.

6.Nontransferability. Except as otherwise provided in the Plan, the Stock Bonus Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

ACTIVE 63163735v1

Exhibit 10.36
        FORM OF AGREEMENT
7.Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

a.Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Stock Bonus Award or disposition of such shares of Common Stock and that the Participant should consult a tax adviser prior to such time.

b.Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company to effectuate the transfer of the Common Stock underlying the Stock Bonus Award or as otherwise contemplated by this Agreement or the Plan.

8.Governing Law; Modification. This Agreement shall be governed by the laws of the State of Delaware without regard to the conflict of law principles. The terms of this Agreement may not be modified or waived except in writing signed by both parties that expressly refers to the term being waived or modified.

9.Plan. The terms and provisions of the Plan are incorporated herein by this reference and the Participant hereby acknowledges receiving the copy of the Plan. Except as otherwise specifically provided herein, this Award shall be subject to all of the terms of the Plan. If the provisions of this Agreement conflict with the discretionary terms of the Plan, the Agreement shall govern and control.

10.Counterparts/Facsimile. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies or other reproduction of the parties' signatures shall have the same force and effect as original signatures.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

GREEN BRICK PARTNERS, INC.

By: ______________________________
Name:
Title:

PARTICIPANT
ACTIVE 63163735v1

Exhibit 10.36
        FORM OF AGREEMENT

By: ______________________________
Name:
Title:

ACTIVE 63163735v1